UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 17, 2013

Western Digital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3355 Michelson Drive, Suite 100, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 672-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Base Salary Adjustments for Wolfgang Nickl and Michael Cordano:

On July 17, 2013, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Western Digital Corporation (the "Company") approved an increase in the annual base salary for Wolfgang Nickl, the Company’s Executive Vice President and Chief Financial Officer, from $450,000 to $500,000, and an increase in the annual base salary for Michael Cordano, President of the Company’s HGST Subsidiary, from $600,000 to $700,000.

Bonus Payments for Messrs. Nickl and Cordano:

As previously disclosed in a Form 8-K filed with the Securities and Exchange Commission on February 14, 2013, each of the executive officers of the Company is eligible to receive a bonus award under the Company’s Incentive Compensation Plan (the "ICP") in an amount ranging from 0% to 200% of the executive’s target bonus opportunity for the six-month period ended June 28, 2013 based upon the Company’s performance during such period as measured against pre-established goals, and subject to upward or downward adjustment in the discretion of the Compensation Committee depending upon the executive’s individual and business group’s performance.

Effective July 17, 2013, for each executive officer the Compensation Committee determined the achievement and payout rate for the applicable performance goals under the ICP for the six-month period ended June 28, 2013. In recognition of the performance of Messrs. Nickl and Cordano during the period, the Compensation Committee approved an upward adjustment to the payout rate for Messrs. Nickl and Cordano resulting in an ICP bonus for the period of $313,788 and $500,000, respectively.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation

July 23, 2013	By:	Michael C. Ray

Name: Michael C. Ray
Title: Senior Vice President, General Counsel and Secretary